As filed with the Securities and Exchange Commission on March 23, 2001.

                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         CROWN CORK & SEAL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                 One Crown Way
        Pennsylvania      Philadelphia, Pennsylvania 19154       23-1526444
(State of Incorporation) (Address of principal    (Zip Code)  (I.R.S. Employer
                          executive offices)                 Identification No.)


                        CROWN CORK & SEAL COMPANY, INC.
                         401(K) RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)


                         William T. Gallagher, Esquire
                 Vice President, Secretary and General Counsel
                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154
                    (Name and address of agent for service)
                                 (215) 698-5100
         (Telephone number, including area code, of agent for service)

                                With a Copy to:
                            Thomas A. Ralph, Esquire
                           William G. Lawlor, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed        Proposed
Title Of                            Maximum         Maximum
Securities          Amount          Offering        Aggregate         Amount Of
  To Be             To Be           Price Per       Offering        Registration
Registered        Registered        Share(1)         Price(1)           Fee
--------------------------------------------------------------------------------
Common Stock
par value $5.00
per share (2)  2,000,000 shares      $3.71        $7,420,000.00       $1,855.00
------------------------------ ------------------- -----------------------------
(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $3.71 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock"), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on March 22, 2001.

(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

                  This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan (the "Plan"). The Plan was previously known as the Crown Cork & Seal Company, Inc. 401(k) Savings and Employee Stock Ownership Plan. A registration statement on Form S-8, file number 33-39529 (the "Prior Registration Statement") was filed on march 20, 1991 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.


Item 8.           Exhibits.
                  ---------

                  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit Number          Description
         --------------          -----------
         23                      Consent of PricewaterhouseCoopers, LLP.

         24                      Power of Attorney (included in Signature Page).

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 26,2001.

                                     CROWN CORK & SEAL COMPANY, INC.


                                     By: /s/ John W. Conway
                                         ---------------------------
                                         John W. Conway
                                  Title: Chairman of the Board and
                                         Chief Executive Officer



                                POWER OF ATTORNEY









                  Each person whose signature appears below hereby constitutes John W. Conway, Alan W. Rutherford and William T. Gallagher, and each of them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on February 26,2001.


/s/ John W. Conway
---------------------------
John W. Conway              Chairman of the Board and
                            Chief Executive Officer
                            (Principal Executive Officer)

/s/ Alan W. Rutherford
---------------------------
Alan W. Rutherford          Executive Vice President,
                            Chief Financial Officer and Director
                            (Principal Financial Officer)

/s/ Thomas A. Kelly
---------------------------
Thomas A. Kelly             Vice President and Corporate Controller
                            (Principal Accounting Officer)

---------------------------
Jenne K. Britell             Director


/s/ Arnold W. Donald
---------------------------
Arnold W. Donald             Director


/s/ Marie L. Garibaldi
---------------------------
Marie L. Garibaldi           Director


/s/ John B. Neff
---------------------------
John B. Neff                 Director



---------------------------
James L. Pate                Director



/s/ Thomas A. Ralph
----------------------------
Thomas A. Ralph              Director


/s/ Harold A. Sorgenti
----------------------------
Harold A. Sorgenti           Director



/s/ Guy de Wouters
----------------------------
Guy de Wouters               Director